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                                                                    EXHIBIT 99.1

PRESS RELEASE

                                               Contact: Donald B. Whitfield
                                                        Chief Financial
                                                          Officer
                                                        (615) 250-0000

CHILDREN'S COMPREHENSIVE SERVICES TO BROADCAST SECOND
QUARTER 2001 CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. - (February 1, 2001) - Children's Comprehensive Services, Inc. (Nasdaq/NM: KIDS) today announced it will provide an online Web simulcast and rebroadcast of its 2001 second quarter earnings release conference call.

The live broadcast of Children's Comprehensive Service's quarterly conference call will be available online at www.ccskids.com, www.streetevents.com or www.vcall.com on Thursday, February 8, 2001, beginning at 10:00 a.m. Eastern. The online replay will follow shortly after the call and continue through March 8, 2001.

Children's Comprehensive Services provides education, treatment and juvenile justice services for at-risk and troubled youth either directly or through management contracts. It currently offers, or is under contract to offer, these services through the operation and management of nonresidential specialized education programs and day treatment programs and both open and secured residential treatment centers to approximately 3,500 youth in 15 states. More information about Children's Comprehensive Services is available on the Company's Website at http://www.ccskids.com.



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